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                                                                  EXHIBIT 10.38


                                December 18, 1998

VIA FEDERAL EXPRESS
-------------------


Mr. Hoshi Printer
113 38th Street
Manhattan Beach, CA 90266

Dear Mr. Printer:

        This letter will confirm our offer to you for the position of Chief Financial Officer, AUTOBYTEL.COM INC. located at its corporate headquarters in Irvine, California. You will be reporting to Mr. Mark Lorimer, President and Chief Executive Officer. It is expected you will commence employment as soon as possible and in no event later than January 11, 1999.

Base Salary:                 $150,000 annualized, paid on a bi-weekly basis

Bonus: A guaranteed bonus of $50,000 to be paid upon close of an IPO.

Performance Review:          You will be eligible for review of your base salary
                             commencing January, 2000.

Options:                     150,000 - exercise price of $13.20 per share.
                             Vesting schedule: 1/4 on first year anniversary; 1/48th of grant per month until fully vested.

        Additionally, you will be eligible to participate in the company's health insurance plan and 401(k) plan, each in accordance with the terms of such plan. For your review, enclosed are materials describing these plans.

        Please sign, date and return one original of this letter in the envelope provided, if the above terms are agreed to by you. This officer shall expire at the close of business on Monday, December 21, 1998.


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Mr. Hoshi Printer
December 18, 1998


We look forward to your joining AUTOBYTEL.COM INC.

                                                 Sincerely,


                                                 /s/ Mark W. Lorimer
                                                 ---------------------------
                                                 Mark W. Lorimer
                                                 President and CEO

mwl/fr
enclosures





/s/ Hoshi Printer                                December 20, 1998
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Hoshi Printer                                    Date




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